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                                                                  EXHIBIT (m)(4)

                                  SCHEDULE "A"

                     DISTRIBUTION AND SERVICES PLAN (12b-1)
                                OF ABN AMRO FUNDS

Below are listed to the Trust's separate series of shares under which this Distribution and Services Plan is to be performed as of the date hereof.

                                 ABN AMRO FUNDS

                      ABN AMRO Value Fund - Class N Shares
               ABN AMO/Veredus Select Growth Fund - Class N Shares
                 ABN AMRO Select Small Cap Fund - Class N Shares
                    ABN AMRO Real Estate Fund - Class N Shares
               ABN AMRO International Equity Fund - Class N Shares
              ABN AMRO Global Emerging Markets Fund - Class N Shares
              ABN AMRO Government Money Market Fund - Class S Shares
                   ABN AMRO Money Market Fund - Class S Shares
              ABN AMRO Tax-Exempt Money Market Fund - Class S Shares
               ABN AMRO Treasury Money Market Fund - Class S Shares



This Schedule "A" may be amended from time to time upon approval of the Board of Trustees of the Trust including a majority of the disinterested Trustees and, if required, by vote of a majority of the outstanding shares of beneficial interest affected.


As of June 21, 2001
As amended: December 20, 2001
As amended: March 21, 2002
As amended: December 19, 2002